UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — April 29, 2008
NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	000-51686 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)
NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code:  (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

Item 5.02     Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers
(e)     On April 3, 2008, NUCRYST Pharmaceuticals Corp. (the “Company”) announced that Eliot M. Lurier was stepping down, effective April 15, 2008, as Vice President, Finance and Administration and Chief Financial Officer of the Company. On April 29, 2008, a final and binding Separation Agreement and General Release (the “Separation Agreement”) became effective by and between the Company and Mr. Lurier providing for the termination of his employment effective April 15, 2008.
     Under the Separation Agreement, and subject to the terms and conditions set forth therein, Mr. Lurier’s employment with the Company is terminated effective April 15, 2008 and he is entitled to the following severance payments and benefits:
1.	payment of the amount of $85,500.00 in a lump sum payment less applicable withholding and deductions within 30 days following the expiration of the revocation period set forth in the Separation Agreement;

2.	payment of an additional $1,000 less applicable withholding and deductions, on June 30, 2008 provided the Executive fulfills his promises and obligations during the Transition Period as set forth in the Separation Agreement; and

3.	if Mr. Lurier elects health care continuation coverage under COBRA, payment of the of the employer’s portion of Mr. Lurier’s COBRA premium for the month of May 2008.
     In consideration for the payments and benefits described above, Mr. Lurier provided to the Company a general release of claims as contained in the Separation Agreement.
     With respect to Mr. Lurier’s outstanding equity incentive awards, his rights and obligations with regard to any vested options or vested restricted stock units he may have as of the termination date of his employment will be governed by the terms and conditions set forth in the applicable award agreements under which the equity was previously granted.
     The foregoing description of the Separation Agreement is only a summary, is not complete and is qualified in its entirety to the actual agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01     Financial Statements and Exhibits.
(d)     Exhibits
99.1	Confidential Separation Agreement and General Release between Eliot M. Lurier and NUCRYST Pharmaceuticals Corp. and NUCRYST Pharmaceuticals Inc.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

DATE:  May 2, 2008

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